Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

2)	Registration Statement (Form S-3 Nos. 333-221404, 333-228315, and 333-226753) of Inseego Corp.; and

3)
Registration Statements (Form S-8 Nos. 333-226754, 333-221405, 333-214965, 333-207233, 333-202648, 333-190878, 333-190879, 333-176490, 333-176489, 333-163033, 333-163032, 333-159287, 333-145482, 333-139730, and 333-53692) of Inseego Corp.,

of our report dated March 12, 2019, with respect to our audit of the consolidated financial statements of Inseego Corp. as of December 31, 2018 and for the year ended December 31, 2018 and our report dated March 12, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Inseego Corp. as of December 31, 2018, which reports are included in this Annual Report on Form 10-K of Inseego Corp. for the year ended December 31, 2018.

/s/ Marcum LLP

Marcum LLP
Philadelphia, Pennsylvania
March 12, 2019